UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2025

VICARIOUS SURGICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39384	87-2678169
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

78 Fourth Avenue
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 868-1700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RBOT	The New York Stock Exchange
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	RBOT WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Registered Direct Offering and Concurrent Private Placement

On October 7, 2025, Vicarious Surgical Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Purchaser”), pursuant to which the Company agreed to issue to the Purchaser (i) in a registered direct offering, 588,300 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”) and pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 561,700 shares of Common Stock (the “Pre-Funded Warrant Shares”), and (ii) in a concurrent private placement, Series A common warrants (the “Series A Common Warrants”) to purchase an aggregate of 1,150,000 shares of Common Stock (the “Series A Common Warrant Shares”) and Series B common warrants (the “Series B Common Warrants” and, collectively with the Series A Common Warrants, the “Common Warrants”) to purchase an aggregate of 1,150,000 shares of Common Stock (the “Series B Common Warrant Shares” and, collectively with the Series A Common Warrant Shares, the “Common Warrant Shares”), in each case with an exercise price of $5.10. The registered direct offering and concurrent private placement are collectively referred to in this Current Report on Form 8-K as the “Offerings.”

The Company expects the Offerings to close on or about October 9, 2025 and to receive aggregate gross proceeds from the Offerings of approximately $5.9 million, excluding any proceeds that may be received upon the exercise of the Common Warrants and before deducting placement agent fees and other offering expenses payable by the Company. The Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares are being offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-267785), which was declared effective by the Securities and Exchange Commission (the “Commission”) on October 27, 2022 (as amended from time to time, the “Registration Statement”). The Pre-Funded Warrants will be exercisable immediately upon issuance, have an exercise price of $0.0001 and will expire up full exercise of all Pre-Funded Warrants. The Common Warrants and the Common Warrant Shares are being issued in a concurrent private placement and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. The Common Warrants will be exercisable commencing on the effective date of stockholder approval, as may be required by the applicable rules and regulations of the New York Stock Exchange (the “NYSE”), for the exercise of the Common Warrants and issuance of the Common Warrant Shares issuable upon exercise of the Common Warrants (the “Stockholder Approval”) and will expire on the fifth anniversary of the date of Stockholder Approval (the “Stockholder Approval Date”). Pursuant to the terms of the Purchase Agreement, the Company has agreed to hold a meeting of the stockholders within 120 days of the closing date of the Offering in order to seek Stockholder Approval and, if the Company does not obtain such Stockholder Approval, to call a meeting every 120 days thereafter to seek Stockholder Approval.

Pursuant to the terms of the Purchase Agreement, until 60 days following the closing date of the Offerings (the “Closing Date”), the Company has agreed not to issue (or enter into any agreement to issue) any shares of Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement), subject to certain exceptions. The Company has further agreed not to enter into an agreement involving any Variable Rate Transaction (as defined in the Purchase Agreement) until 120 days following the Closing Date, subject to certain exceptions. In addition, each of the Company’s officers and directors will enter into lock-up agreements with the Company pursuant to which each of them will agree not to, for a period of 30 days from the Closing Date, offer, sell, transfer or otherwise dispose of the Company’s securities, subject to certain exceptions.

Lake Street Capital Markets, LLC is acting as the exclusive placement agent (the “Placement Agent”) on a reasonable best efforts basis in connection with the Offerings pursuant to a placement agency agreement, dated October 7, 2025 (the “Placement Agency Agreement”), by and between the Company and the Placement Agent. Pursuant to the Placement Agency Agreement, the Placement Agent will receive a cash fee of 6.0% of the aggregate gross proceeds paid to the Company for the securities sold in the Offerings and reimbursement of certain out-of-pocket expenses up to a maximum of $100,000.

Pursuant to the Purchase Agreement, the Company agreed to file a resale registration statement on Form S-3 (the “Resale Registration Statement”) to register the resale of the Common Warrant Shares as soon as practicable (and in any event within 45 calendar days following the date of the Purchase Agreement), and to use commercially reasonable efforts to have the Resale Registration Statement declared effective by the Commission within 90 calendar days following the date of the Purchase Agreement. The Company intends to register the Common Warrant Shares on the Resale Registration Statement.

Terms of the Pre-Funded Warrants

The Pre-Funded Warrants have an exercise price of $0.0001 per share of Common Stock, will be exercisable upon issuance and will expire when exercised in full. At any time, the holder may, in its sole discretion, elect to exercise the Pre-Funded Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Pre-Funded Warrants.

The exercise price of the Pre-Funded Warrants, and the number of Pre-Funded Warrant Shares, will be subject to adjustment in the event of any stock dividend or split, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Pre-Funded Warrants.

A holder will not have the right to exercise any portion of the Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrants. However, any holder may increase or decrease such percentage up to 9.99%, provided that any increase will not be effective until the 61st day after the election.

In the event of a Fundamental Transaction (as such term is defined in the Pre-Funded Warrants), then the successor entity will succeed to, and be substituted for the Company, and may exercise every right and power that the Company may exercise and will assume all of its obligations under the Pre-Funded Warrants with the same effect as if the successor entity had been named in the warrant itself. If holders of Common Stock are given a choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder will be given the same choice as to the consideration it receives upon any exercise of the Pre-Funded Warrants following the Fundamental Transaction.

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of Common Stock, the holder of Pre-Funded Warrants will not have the rights or privileges of a holder of Common Stock, including any voting rights, until the holder exercises the Pre-Funded Warrants.

Terms of the Common Warrants

The Common Warrants have an exercise price of $5.10 per share of Common Stock and will be exercisable commencing on the Stockholder Approval Date and will expire on the fifth anniversary of the Stockholder Approval Date. The Company has agreed to hold a special meeting of stockholders at the earliest practicable date after the Closing Date, but in no event later than 120 days after the Closing Date for the purpose of obtaining Stockholder Approval, if required to effect the purpose thereof, with the recommendation of the Company’s Board of Directors (the “Board”) that such proposal be approved. If the Company does not obtain Stockholder Approval at the initial meeting, the Company will call a meeting every 120 days thereafter to seek Stockholder Approval until the earlier of the date Stockholder Approval is obtained.

If at any time after the Stockholder Approval Date, a registration statement registering the issuance of the Common Warrant Shares under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Common Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Common Warrants.

The exercise price of the Common Warrants, and the number of Common Warrant Shares, will be subject to adjustment in the event of any stock dividend or split, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Common Warrants.

A holder will not have the right to exercise any portion of the Common Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage up to 9.99%, provided that any increase will not be effective until the 61st day after the election.

In the event of a Fundamental Transaction (as such term is defined in the Common Warrants), then the successor entity will succeed to, and be substituted for the Company, and may exercise every right and power that the Company may exercise and will assume all of its obligations under the Common Warrants with the same effect as if the successor entity had been named in the warrant itself. If holders of Common Stock are given a choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder will be given the same choice as to the consideration it receives upon any exercise of the Common Warrants following the Fundamental Transaction. In addition, the successor entity, at the request of holders of Common Warrants, will be obligated to purchase any unexercised portion of the Common Warrants in accordance with their terms. Notwithstanding the foregoing, in the event of a Fundamental Transaction, the holders of the Common Warrants have the right to require the Company or a successor entity to redeem the Common Warrants for cash in the amount of the Black Scholes Value (as defined in the Common Warrants) of the unexercised portion of the Common Warrants concurrently with or within 30 days following the consummation of a Fundamental Transaction. However, in the event of a Fundamental Transaction that is not in the Company’s control, including a Fundamental Transaction not approved by the Company’s board of directors, the holders of the Common Warrants will only be entitled to receive from the Company or its successor entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Common Warrant that is being offered and paid to the holders of Common Stock in connection with the Fundamental Transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of Common Stock are given the choice to receive alternative forms of consideration in connection with the Fundamental Transaction.

Subject to certain limitations, if, after the Stockholder Approval Date, (i) the volume weighted average price of the Common Stock for a period of fifteen trading days exceeds $5.10 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after the Stockholder Approval Date), (ii) the average daily dollar volume for such period exceeds $100,000 per trading day, and (iii) the holder is not in possession of any information that constitutes, or might constitute, material non-public information, then the Company may, within one trading day of the end of the measurement period, call for cancellation of all or any unexercised portion of any Series B Common Warrant for consideration equal to $0.01 per share of Common Stock underlying the Series B Common Warrant.

Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of shares of Common Stock, the holder of Common Warrants will not have the rights or privileges of a holder of Common Stock, including any voting rights, until the holder exercises the Common Warrants.

The foregoing summaries of the Offerings, including the securities to be issued in connection therewith, the forms of Placement Agency Agreement, Pre-Funded Warrant, Series A Common Warrant, Series B Common Warrant, and Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents, copies of which are attached hereto as Exhibits 1.1, 4.1, 4.2, 4.3, and 10.1, respectively, and are each incorporated herein by reference.

The Company notes that the representations, warranties and covenants made by the Company in any agreement that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements. In addition, the assertions embodied in any representations, warranties and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to security holders generally. Moreover, such representations, warranties or covenants were accurate only as of the date when made, except where expressly stated otherwise. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of the Company’s affairs at any time.

An opinion of Blank Rome LLP regarding the validity of the Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares being issued and sold in the registered direct offering is filed herewith as Exhibit 5.1.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure regarding the Common Warrants and the Common Warrant Shares set forth under Item 1.01 is incorporated by reference into this Item 3.02. Such disclosure includes, but is not limited to, the fact that the Common Warrants and the Common Warrant Shares are being issued in a private placement transaction and have not been registered under the Securities Act and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Item 8.01. Other Events.

On October 8, 2025, the Company issued a press release announcing the pricing of the Offerings described in Item 1.01 to this Current Report on Form 8-K, a copy of which is filed hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
1.1	Placement Agency Agreement, dated October 7, 2025, by and between Vicarious Surgical Inc. and Lake Street Capital Markets, LLC
4.1	Form of Pre-Funded Warrant
4.2	Form of Series A Common Warrant
4.3	Form of Series B Common Warrant
5.1	Opinion of Blank Rome LLP
10.1*	Form of Securities Purchase Agreement, dated as of October 7, 2025, by and between the Company and the purchaser listed on the signature pages thereto
23.1	Consent of Blank Rome LLP (included in Exhibit 5.1)
99.1	Press release issued by Vicarious Surgical Inc., dated October 8, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICARIOUS SURGICAL INC.

By:	/s/ Stephen From
Name:	Stephen From
Title:	Chief Executive Officer

Date: October 8, 2025